UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2011

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

  Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

On August 17, 2011, Cree, Inc., a North Carolina corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Alan J. Ruud, Christopher A. Ruud (individually and as the representative of the Sellers for certain matters under the Stock Purchase Agreement), Susan B. Ruud-Stover, Cynthia A. Ruud-Johnson, Theodore O. Sokoly, the JZC Legacy Trust, the AJR Legacy Trust and the Susan B. Ruud Stover Family Endowment Trust (each a “Seller” and together the “Sellers”), who were all of the shareholders of Ruud Lighting, Inc. (“Ruud Lighting”), and the Susan B. Ruud Stover Living Trust.  Pursuant to the terms of the Stock Purchase Agreement and concurrently with the execution thereof, the Company acquired all of the outstanding share capital of Ruud Lighting in exchange for consideration consisting of 6,074,833 shares of the Company’s common stock, par value $0.00125 per share, and $372.2 million in cash, subject to certain post-closing working capital and related adjustments.  As a result of the purchase, Ruud Lighting is now a wholly-owned subsidiary of the Company.

The Stock Purchase Agreement contains customary representations, warranties and covenants by the parties, and the parties have agreed to indemnify one another with respect to damages arising from the breach thereof and with respect to certain other matters under the agreement.  Certain of these indemnification obligations are subject to a cap of 10% of the consideration the Company paid to the Sellers at closing. At closing, the Sellers placed such amount into an escrow fund to be held as the primary (and, in certain cases, the sole) source of recovery in the event the Company is entitled to seek indemnity from the Sellers.  In connection with the transaction, the individual Sellers also entered into customary noncompetition agreements that impose confidentiality, noncompetition, nonsolicitation, nondisparagement, and noninterference on the Sellers for specified terms.

Prior to the Company completing its acquisition of Ruud Lighting, Ruud Lighting completed the re-acquisition of its E-conolight business by purchasing all of the membership interests of E-conolight LLC.  Ruud Lighting previously sold its E-conolight business in March 2010 and had been providing operational services to E-conolight LLC since that date.   In connection with the stock purchase transaction with Ruud Lighting, the Company funded Ruud Lighting’s re-acquisition of E-conolight and paid off Ruud Lighting’s outstanding debt in the aggregate amount of $85.0 million.

As discussed further in Item 5.02, below, the Company was formerly a supplier of Ruud Lighting, and immediately following the closing of the transaction, the Company appointed Alan J. Ruud, Ruud Lighting’s Chairman and Chief Executive Officer, as a director of the Company.

The shares issued to the Sellers were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  The Company issued the shares in a privately negotiated transaction and, based on representations contained in the Stock Purchase Agreement, has a reasonable belief that each Seller is an “accredited investor” within the meaning of Regulation D and is acquiring the shares for investment purposes and not in connection with any distribution.  In addition to being subject to transfer restrictions under applicable securities laws, the shares are subject to transfer restrictions under the Stock Purchase Agreement that will generally lapse with respect to 25% of the shares held by each Seller at the completion of the consecutive six-month period following the date of the closing of the transaction and at completion of each of the following three successive six-month periods.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the recommendation of the Governance and Nominations Committee of the Company’s Board of Directors (the “Board”), and in connection with the stock purchase transaction described above, immediately following the closing of the transaction, the Board elected Alan J. Ruud to serve as a director of the Company.  Because Mr. Ruud will also serve as Vice Chairman–Lighting, of the Company, Mr. Ruud has not been, and is not expected to be, named as a member of any committees of the Board, which are comprised solely of independent directors.

Mr. Ruud, 64, is a founder of Ruud Lighting and served as its Chief Executive Officer and Chairman of its Board of Directors prior to the acquisition.  He also previously served as its President until November 2009.  Mr. Ruud’s roles as a founder, executive officer, and director of Ruud Lighting since its incorporation in 1982 and his nationally-recognized expertise in the lighting industry uniquely qualify him for election to the Company’s Board of Directors as the Company expands its lighting business.

Ruud Lighting Stock Purchase:  Prior to entering into the Stock Purchase Agreement, the Company was not affiliated with Ruud Lighting or any of the Sellers.  Alan Ruud, by virtue of his election to the Board following the transaction, is now considered a related person of the Company.  Therefore, certain disclosure related to the transaction is required that would not otherwise be required if Mr. Ruud had not been appointed to the Board.

Pursuant to the Stock Purchase Agreement (as described above), Alan Ruud received, as a shareholder of Ruud Lighting, approximately $89,182,200 in cash and 1,455,442 shares of the Company’s common stock, and the AJR Legacy Trust (a trust created by Mr. Ruud) received, as a shareholder of Ruud Lighting, approximately $4,095,400 in cash and 66,836 shares of the Company’s common stock.  Additionally, each of Christopher Ruud (the son of Alan Ruud), the JZC Legacy Trust (a trust created by Christopher Ruud), and Cynthia Ruud-Johnson (the daughter of Alan Ruud), received consideration as shareholders of Ruud Lighting.  Christopher Ruud received approximately $112,986,700 in cash and 1,843,928 shares of the Company’s common stock, the JZC Legacy Trust received approximately $5,769,900 in cash and 94,165 shares of the Company’s common stock, and Cynthia Ruud-Johnson received approximately $29,743,800 in cash and 485,416 shares of the Company’s common stock.  In connection with the stock purchase transaction with Ruud Lighting, the Company funded Ruud Lighting’s re-acquisition of E-conolight and paid off Ruud Lighting’s outstanding debt as described above.  A certain portion of the cash and shares of the Company’s common stock referred to above has been deposited in escrow pursuant to escrow arrangements agreed to by the Company and the Sellers.

Employment of Alan Ruud:  In connection with the transaction and pursuant to an offer letter, Alan Ruud will continue as an employee of Ruud Lighting and serve as the Company’s Vice Chairman–Lighting.  In this role, Mr. Ruud will receive an annual base salary in the amount of $325,000 and be eligible for a target bonus of up to 50% of his base salary.  Mr. Ruud will also receive 5,000 shares of restricted common stock of the Company and options to purchase 30,000 shares of the Company’s common stock, each pursuant to the Company’s 2004 Long-Term Incentive Compensation Plan, as amended (the “LTIP”), and be eligible to receive future annual equity grants under the LTIP.  The stock option and restricted stock awards will each vest in three annual installments, and the option award will have a term of seven years.  Mr. Ruud will also be eligible to participate in insurance, benefit and compensation plans available to employees generally.

Employment of Christopher Ruud:  In connection with the transaction and pursuant to an offer letter, Christopher Ruud will continue as an employee of Ruud Lighting, serving as its President.  In this role, Christopher Ruud will receive an annual base salary in the amount of $275,000 and be eligible for a target bonus of up to 50% of his base salary.  Christopher Ruud will also receive 4,000 shares of restricted common stock of the Company and options to purchase 25,000 shares of the Company’s common stock, each pursuant to the LTIP, and be eligible to receive future annual equity grants under the LTIP.  The restricted stock award will vest in five annual installments, and the option award will vest in three annual installments and have a term of seven years.   Christopher Ruud will also be eligible to participate in insurance, benefit and compensation plans available to employees generally.

Airplane Joint Ownership:  On August 17, 2011, pursuant to an Aircraft Purchase and Sale Agreement and a Joint Ownership Agreement with Ruud Lighting, each of Alan Ruud (through LSA, LLC, a limited liability company of which Mr. Ruud is the sole member (“LSA”)) and Christopher Ruud (through Light Speed Aviation, LLC, a limited liability company of which Christopher Ruud is the sole member (“Light Speed”)) acquired a 10% interest in an aircraft previously purchased by Ruud Lighting, resulting in Ruud Lighting owning an 80% interest in the aircraft.  Each of LSA and Light Speed acquired its ownership in the aircraft for a purchase price of approximately $930,000.  Pursuant to the Joint Ownership Agreement, LSA and Light Speed will each be responsible for its share of flight crew, direct, fixed and other expenses attributable to its use of the aircraft.  The initial term of the Joint Ownership Agreement is three years and the term will continue indefinitely thereafter unless terminated by any owner on at least ninety (90) days prior notice.  In the event of the expiration or termination of the Joint Ownership Agreement, Ruud Lighting has been provided the right to purchase the ownership interests of LSA and Light Speed for fair market value.  If Ruud Lighting does not exercise this right, LSA and Light Speed, jointly, have been provided the right to purchase the ownership interest of Ruud Lighting for fair market value.  Further, if Alan Ruud ceases to be an employee of the Company, Ruud Lighting has the right to purchase the ownership interest of LSA for fair market value, and, alternatively, Alan Ruud has the right to require Ruud Lighting to purchase the ownership interest of LSA for fair market value.  If Christopher Ruud ceases to be an employee of the Company, Ruud Lighting has the right to purchase the ownership interest of Light Speed for fair market value, and, alternatively, Christopher Ruud has the right to require Ruud Lighting to purchase the ownership interest of Light Speed for fair market value.

Transactions Between the Company and Ruud Lighting:  Prior to the Company’s acquisition of Ruud Lighting and prior to any affiliation between Alan Ruud and the Company, Ruud Lighting was a customer of the Company in the ordinary course of business, and Mr. Ruud was the Chairman, the Chief Executive Officer and a 25.1% (including shares of Ruud Lighting held by the AJR Legacy Trust) shareholder of Ruud Lighting.  Christopher Ruud was the President, a director and a 31.9% (including shares of Ruud Lighting held by the JZC Legacy Trust) shareholder of Ruud Lighting, and Cynthia Ruud-Johnson owned 8.0% of the shares of Ruud Lighting.  Since June 28, 2010, the beginning of the Company’s last completed fiscal year, Ruud Lighting acquired products from the Company with an aggregate purchase price of approximately $15 million pursuant to standard purchase orders.

As an employee of the Company, Alan Ruud will not receive any additional compensation for his service on the Board.  His present compensation arrangements are discussed above.  In addition, in accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Mr. Ruud in substantially the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 25, 2010, as filed with the Securities and Exchange Commission on October 29, 2010, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 17, 2011, the Company issued a press release announcing the execution of the Stock Purchase Agreement and the completion of the transaction. The press release is furnished as Exhibit 99.1 and incorporated by reference into Item 7.01 of this report.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the information in Item 7.01 of this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements required to be filed as part of this report will be filed by amendment to this report as soon as practicable but not later than November 2, 2011.

(b) Pro forma financial information

The historical pro forma financial information required to be filed as part of this report will be filed by amendment to this report as soon as practicable but not later than November 2, 2011.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1
Stock Purchase Agreement, dated as of August 17, 2011, by and among the Company, Alan J. Ruud, Christopher A. Ruud (individually and as the representative of the sellers for certain matters under the Stock Purchase Agreement), Susan B. Ruud-Stover, Cynthia A. Ruud-Johnson, Theodore O. Sokoly, the JZC Legacy Trust, the AJR Legacy Trust, the Susan B. Ruud Stover Family Endowment Trust, and the Susan B. Ruud Stover Living Trust *

99.1	Press Release dated August 17, 2011

* Certain schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules is included in the agreement. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ John T. Kurtzweil
John T. Kurtzweil
Executive Vice President - Finance, Chief Financial Officer and Treasurer

Date:  August 17, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Stock Purchase Agreement, dated as of August 17, 2011, by and among the Company, Alan J. Ruud, Christopher A. Ruud (individually and as the representative of the sellers for certain matters under the Stock Purchase Agreement), Susan B. Ruud-Stover, Cynthia A. Ruud-Johnson, Theodore O. Sokoly, the JZC Legacy Trust, the AJR Legacy Trust, the Susan B. Ruud Stover Family Endowment Trust, and the Susan B. Ruud Stover Living Trust *

99.1	Press Release dated August 17, 2011

* Certain schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules is included in the agreement. The Company hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.